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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): July 24, 1998

                             J. RAY McDERMOTT, S.A.
             (Exact Name of Registrant as Specified in Its Charter)


     Republic of Panama                 1-13570                72-1278896
(State or Other Jurisdiction          (Commission            (IRS Employer
      of Incorporation)                File No.)          Identification No.)

           1450 Poydras Street
         New Orleans, Louisiana                           70112-6050
(Address of Principal Executive Offices)                  (Zip Code)


Registrant's Telephone Number, Including Area Code: (504) 587-5300



                                Not Applicable
-------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Upon the recommendation of the Registrant's Audit Committee, on July 24, 1998, the Registrant's Board of Directors decided not to renew the engagement of Ernst & Young LLP ("Ernst & Young") as the Registrant's principal accountant and selected PricewaterhouseCoopers LLP ("Pricewaterhouse") as Ernst & Young's replacement.

     During the Registrant's two most recently completed fiscal years and current interim period, there have been no disagreements with Ernst & Young on any matters of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young, would have caused it to make a reference to the subject matter of the disagreement in connection with its report. Ernst & Young's reports on the Company's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The Registrant requested Ernst & Young to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter dated July 29, 1998 is filed as Exhibit
16.1 to this Form 8-K.

     During the two most recent fiscal years and during the interim period prior to engaging Pricewaterhouse, neither the Registrant nor anyone on its behalf consulted with Pricewaterhouse regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report nor oral advice was provided to the Registrant by Pricewaterhouse that was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issue.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

Exhibit Number

16.1  Letter from Ernst & Young LLP dated July 29, 1998.

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    J. RAY McDERMOTT, S.A.


                                            /s/ S. W. MURPHY
                                    By: ___________________________________
                                    Name:   S. W. Murphy
                                    Title:  Senior Vice President and
                                            General Counsel and
                                            Corporate Secretary


Date:  July 30, 1998

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